                                           APPLIED CELLULAR TECHNOLOGY, INC.
                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                       (UNAUDITED)
                               As Reported                                         Pro forma
                               For the Nine                                       For the Nine
                               Months Ended       Pro Forma Adjustments          Months Ended
                              September 30,     ALACRITY                         September 30,
                                   1997         SYSTEMS                               1997
                                                INC. (1)
                                               (UNAUDITED)                        (UNAUDITED)


Net Operating Revenue             $72,065,644   $2,697,491                        $74,763,135
Cost of Goods Sold                 47,339,170      755,552                         48,094,722
                              ----------------------------------------------------------------
Gross Profit                       24,726,474    1,941,939                         26,668,413
Operating Expenses                 20,245,539    1,199,413                         21,444,952
                              ----------------------------------------------------------------
Operating Income                    4,480,935      742,526                          5,223,461
Interest Income                       133,903       60,505                            194,408
Interest Expense                     (739,662)      (5,452)                          (745,114)
Minority Interest                    (454,146)           0                           (454,146)
Provision for income tax           (1,395,053)     121,000     (408,139)  (2)      (1,682,192)
                              ----------------------------------------------------------------
Net Income                          2,025,977      918,579     (408,139)            2,536,417
Dividends                              54,000                                          54,000
Net income applicable to
     common shareholders           $1,971,977     $918,579    ($408,139)           $2,482,417
                              =================================================================

Net Income Per Common Share              0.21                                           0.23

Weighted Average Number Of
  Common Shares Outstanding         9,619,372                                       10,997,481



     The Pro Forma Condensed Consolidated Statement of Operations gives effect to the following pro forma adjustments:

     (1) Represents the Statement of Operations of Alacrity Systems, Inc. for the nine months ended September 30, 1997 that would have been consolidated with the Company if the acquisition would have taken place on January 1, 1997.

     (2) Represents the increase in the tax provision as reported at September 30, 1997, due to the pro forma increase in book income as a result of consolidating the results of Alacrity Systems, Inc. for the nine months ended September 30, 1997.


                                                           APPLIED CELLULAR TECHNOLOGY, INC.
                                                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                      (UNAUDITED)

                                                As Reported              Pro Forma Adjustments               Pro Forma
                                                               ----------------------------------
                                                September 30,      ALACRITY                                  September 30,
                                                     1997          SYSTEMS,                                      1997
                                                                    INC. (1)


Current Assets                                     $35,467,448     $2,559,905                               $38,027,353
Land, Equipment And Leasehold Improvements           5,031,275        328,185                                 5,359,460
Goodwill                                            10,678,979              0                                10,678,979
Purchased Computer Software                            411,190              0                                   411,190
Other Assets                                         3,350,786          4,750                                 3,355,536

                                           =============================================================================
Total Assets                                       $54,939,678     $2,892,840            $0                  57,832,518
                                           =============================================================================


Current Liabilities                                $21,175,371       $340,120      $408,139   (2)           $21,923,630
Capital Lease Obligation                               219,875              0                                   219,875
Long term debt                                       2,067,877              0                                 2,067,877
Minority Interest                                    1,703,713              0                                 1,703,713
Redeemable Preferred Stock                             900,000              0                                   900,000
Common Stock                                            16,282        291,802      (291,179)  (3)                16,905
Preferred Stock                                              0              0                                         0
Additional Paid In Capital                          26,575,493      8,832,933    (7,199,415)  (4)            28,209,011
Retained Earnings                                    2,289,796     (6,572,015)    7,082,455   (5)             2,800,236
Foreign currency translation                            (8,729)                                                  (8,729)

                                           =============================================================================
Total Liabilities and Stockholders' Equity         $54,939,678     $2,892,840            $0                 $57,832,518
                                           =============================================================================

     The Pro Forma Condensed Consolidated Balance Sheet gives effect to the following pro forma adjustments:

     (1) Represents the Balance Sheet of Alacrity Systems, Inc. at September 30, 1997.

     (2) Represents additional accrued income taxes as of September 30, 1997, had the acquisition been effective as of January 1, 1997.

     (3) Represents the total issuance of 622,755 shares of the Company's $.001 par value common stock for the acquisition, less the elimination of the total common stock on the books of the acquired company.

     (4) Represents the total issuance of the shares issued for the above acquisition in the amount of $1,299,377, less the elimination of the total additional paid in capital on the books of the acquired company, less the excess of book value over cost to eliminate the recognition of negative goodwill.

     (5) Represents the elimination of the total retained earnings on the books of the acquired company, net of the adjusted net income of the acquired company for the nine months ended September 30, 1997.